Exhibit 99.2

Gulf Resources Announces Conference Call to Discuss Fourth Quarter and Fiscal Year 2010 Results

Press Release Source: Gulf Resources, Inc. On Wednesday March 16, 2011, 11:20 am EDT

SHOUGUANG CITY, China, March 16, 2011 /PRNewswire-Asia-FirstCall/ -- Gulf Resources, Inc. (NASDAQ:GFRE - News) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the Company will host a conference call on Thursday, March 17, 2011 at 7:30 AM Eastern Time to discuss its financial results for the fourth quarter and fiscal year 2010 ended December 31, 2010.

Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources and Mr. Crocker Coulson, President of CCG Investor Relations.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should call +1 (706) 643-1666. The conference participant pass code is 51422230.

A replay of the conference call will be available for 14 days starting from 10:30 AM ET on Thursday, March 17, 2011. To access the replay, call +1 (800) 642-1687. International callers should call +1 (706) 645-9291. The pass code is 51422230.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.gulfresourcesinc.cn/events.html. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit www.gulfresourcesinc.cn.

Gulf Resources, Inc.
Helen Xu
Email: beishengrong@vip.163.com
Web: http://www.gulfresourcesinc.cn

CCG Investor Relations Inc.
Linda Salo, Account Manager
Phone: +1-646-922-0894
Email: linda.salo@ccgir.com

Crocker Coulson, President
Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com